AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT is made and entered into as of February 28, 2011 (this “Agreement”), among Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), Preferred Apartment Advisors, LLC, a Delaware limited liability company (the “Manager”), Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (“PAC LP”), and Williams Opportunity Fund, LLC, a Georgia limited liability company (the “Investor”).
RECITALS
A.	The Company proposes to undertake an initial public offering on a firm commitment underwritten basis (the “IPO”) of its common stock, par value $0.01 per share (the “Common Stock”).

B.
The Investor desires to purchase Common Stock in a private placement transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the SEC.

C.	The parties entered into the Subscription Agreement on July 29, 2010 (the “Original Agreement”).

D.	The parties have agreed to make certain amendments and desire to amend and restate the Original Agreement in its entirety.

E.	Certain capitalized and other defined terms used in this Agreement have the respective meanings ascribed thereto in Section 7.1.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree that the Original Agreement hereby is amended and restated in its entirety to read as follows:

ARTICLE I
IRREVOCABLE SUBSCRIPTION FOR SHARES

Section 1.1 Irrevocable Subscription for Shares.  Pursuant to the terms and subject to the satisfaction or waiver of the conditions set forth in Article III, the Investor hereby irrevocably subscribes for and will purchase, and the Company, in reliance upon the representations, warranties and agreements of the Investor contained herein, will issue and sell to the Investor, immediately prior to, or concurrently with, the IPO Closing, that number of shares of Common Stock equal to the Stock Purchase Price divided by the IPO Share Price.  The Investor agrees to and understands the terms and conditions upon which the Common Stock is being offered.  The price per share of Common Stock paid by the Investor will be the same price per share as the price per share of Common Stock in the IPO (the “IPO Share Price”).  The aggregate purchase price for the shares of Common Stock to be purchased by the Investor is $5,000,000 (the “Stock Purchase Price”).

ARTICLE II
CLOSING CONDITIONS; CLOSING

Section 2.1 Conditions to the Company’s Obligations.  The obligations of the Company to effect the closing of the purchase and sale of the Common Stock (the “Closing”) on the Closing Date shall be subject to the satisfaction (or waiver by the Company) of the following conditions precedent:

(a)         The representations and warranties of the Investor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date, as if made on and as of such date;

(b)         The obligations of the Investor contained in this Agreement shall have been duly performed in all material respects on or before the Closing Date, and the Investor shall not have breached any of its covenants contained in this Agreement in any material respect;

(c)         Concurrently with the Closing, the Investor shall have executed and delivered to the Company the Closing Documents required to be delivered by the Investor pursuant to Section 2.4;

(d)         The Closing Documents required to be delivered by the Investor pursuant to Section 2.4 shall be in full force and effect, and the Investor shall not be in default in any material respect of its obligations thereunder; and

(e)         No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action, suit or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any governmental entity or by any other Person (excluding any such action instituted or threatened by or on behalf of the Company, PAC LP, the Manager or any of their respective Affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 2.2 Conditions to the Investor’s Obligations.  The obligations of the Investor to effect the Closing on the Closing Date shall be subject to the satisfaction (or waiver by the Investor) of the following conditions precedent:

(a)         The representations and warranties of the Company, the Manager and PAC LP contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date, as if made on and as of such date;

(b)         The obligations of the Company, the Manager and PAC LP contained in this Agreement shall have been duly performed in all material respects on or before the Closing Date, and none of the Company, the Manager or PAC LP shall have breached any of its covenants contained in this Agreement in any material respect;

(c)         Concurrently with the Closing, the Company, the Manager and PAC LP shall each have executed and delivered to the Investor the Closing Documents required to be delivered by the Company, the Manager or PAC LP, as applicable, pursuant to Section 2.4;

(d)          The Closing Documents required to be delivered by the Company, the Manager or PAC LP, as applicable, pursuant to Section 2.4 shall be in full force and effect, and none of the Company, the Manager and PAC LP shall be in default in any material respect of its obligations thereunder; and

(e)         No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action, suit or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any governmental entity or by any other Person (excluding any such action instituted or threatened by or on behalf of the Investor), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement;

(f)         The IPO Closing shall be occurring concurrently with the Closing (or the Closing shall occur immediately prior to, but be conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(g)         The shares of Common Stock shall have been approved for listing on the NYSE Amex LLC, subject to official notice of issuance.

Section 2.3 Closing Time and Place.  The date and time of the consummation of the Closing (the “Closing Date”) shall, subject to the satisfaction or waiver of the last of the conditions to the Closing set forth in this Agreement (other than those conditions which, by their nature, are to be satisfied on the Closing Date), occur concurrently with (or immediately prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing, in the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036.

Section 2.4 Closing Deliveries.  At the Closing, the Investor will pay the Stock Purchase Price in cash by wire transfer of immediately available funds to an account designated upon by the Company at least ten Business Days prior to the Closing.  At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through one or more third parties as may be applicable, the following legal documents and other items (collectively, the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith at the Closing:

(a)         Share certificates, evidence of delivery of uncertificated shares of Common Stock by book-entry or other evidence of the issuance of Common Stock to the Investor;

(b)         The Registration Rights Agreement between the Investor and the Company substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”);

(c)         The Investor shall have executed and delivered a letter to the Company setting forth certain representations and undertakings related to the Investor’s ownership of Common Stock in a form reasonably acceptable to the board of directors of the Company and which allows the board of directors of the Company to reasonably conclude that the ownership waiver and Excepted Holder Limit (as defined in the Company’s Charter) described in Section 2.4(d) will not jeopardize the Company’s status as a REIT under the Code, and make the other determinations required by the Charter in connection with granting such waiver and Excepted Holder Limit;

(d)         Based on the shareholder representation letter described in Section 2.4(c), the board of directors of the Company shall have granted an exception to the Aggregate Share Ownership Limit set forth in the Charter, providing the Investor requiring such an exception with an Excepted Holder Limit as is necessary for the Investor to own shares of Common Stock without a violation of the Aggregate Share Ownership Limit set forth in the Charter; and

(e)         If requested by the Company, on the one hand, or the Investor, on the other hand, each party hereto shall provide to the requesting party a certified copy of all appropriate corporate resolutions or company actions authorizing the execution, delivery and performance by such party of this Agreement, any related documents and the documents listed in this Section 2.4.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, PAC LP and the Manager as set forth below in this Article III, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date:

Section 3.1 Organization; Authority.  The Investor has been duly organized and is validly existing under the laws of the jurisdiction of its formation, and has all requisite approvals, licenses, permits and corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where the failure to be so qualified would not cause a material adverse effect on the ability of the Investor to fulfill its obligations hereunder and under the other transaction documents.

Section 3.2 Due Authorization.  The execution, delivery and performance of this Agreement by the Investor have been duly and validly authorized by all necessary action of the Investor.  No other company action (including any equityholder approval) is necessary to authorize such execution, delivery and performance of this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 3.3 Consents and Approvals.  Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Investor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby.

Section 3.4 Non-Contravention.  None of the execution, delivery or performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will:  (a) result in a default (or an event that, with notice or lapse of time or both would become a default) under, or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit under, any agreement, document or instrument to which the Investor or any of its subsidiaries or any of its or their properties or assets may be bound; (b) violate or conflict with any judgment, order, decree, or law applicable to the Investor or any of its subsidiaries or any of its or their properties or assets, except as to clauses (a) and (b) for such events that do not cause a material adverse effect on the ability of the Investor to fulfill its obligations hereunder and under the other transaction documents; or (c) result in a breach of any of the terms, conditions or provisions of any the organizational documents of the Investor.

Section 3.5 Investment Purposes.  The Investor acknowledges its understanding that the offering and issuance of Common Stock to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Investor contained in this Agreement.  In furtherance thereof, the Investor represents and warrants to the Company as follows:

(a)         The Investor is acquiring Common Stock hereunder solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof.  The Investor agrees and acknowledges that it will not, directly or indirectly, Transfer any of the Common Stock acquired hereunder, unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Investor (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act;

(b)         The Investor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement.  The Investor is able to bear the economic risk of holding the Common Stock for an indefinite period and is able to afford the complete loss of its investment in the Common Stock; the Investor has received and reviewed all information and documents about or pertaining to the Company, the business and prospects of the Company and the issuance of the Common Stock, as the Investor has requested, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Common Stock, the Company, the Manager and the business and prospects of each of the Company and the Manager.  The Investor has reviewed with its legal counsel and tax advisors the Charter and the By-laws.

(c)         The Investor acknowledges that it has been advised that (i) the shares of Common Stock issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Investor understands that the Company has no obligation to register the Investor’s Common Stock, except to the extent set forth in the Registration Rights Agreement; accordingly, the Investor may have to bear indefinitely the economic risks of an investment in such Common Stock, (ii) a restrictive legend in the form hereafter set forth shall be placed on the share certificates, and (iii) a notation shall be made in the appropriate records of the Company indicating that the shares of Common Stock issued hereunder are subject to restrictions on transfer.

(d)         The Investor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Securities Act).  The Investor has previously provided the Company with a duly executed Accredited Investor Questionnaire.  No event or circumstance has occurred since delivery of the Investor’s Accredited Investor Questionnaire to make the statements contained therein false or misleading in any material respect.

(e)         Each share certificate issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

In addition to the foregoing legend, each share certificate shall bear a legend which generally provides the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE

PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON, OTHER THAN AN EXCEPTED HOLDER, SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES IN EXCESS OF THE AGGREGATE SHARE OWNERSHIP LIMIT.  NO EXCEPTED HOLDER SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES IN EXCESS OF THE EXCEPTED HOLDER LIMIT FOR SUCH EXCEPTED HOLDER, (II) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES TO THE EXTENT THAT SUCH BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF SHARES WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” WITHIN THE MEANING OF SECTION 856(H) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF A TAXABLE YEAR), OR OTHERWISE FAILING TO QUALIFY AS A REIT (INCLUDING, BUT NOT LIMITED TO, BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP THAT WOULD RESULT IN THE CORPORATION ACTUALLY OWNING OR CONSTRUCTIVELY OWNING AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(D)(2)(B) OF THE CODE IF THE INCOME DERIVED BY THE CORPORATION FROM SUCH TENANT WOULD CAUSE THE CORPORATION TO FAIL TO SATISFY ANY OF THE GROSS INCOME REQUIREMENTS OF SECTION 856(C) OF THE CODE), AND (III) ANY TRANSFER OF SHARES THAT, IF EFFECTIVE, WOULD RESULT IN SHARES BEING BENEFICIALLY OWNED BY LESS THAN 100 PERSONS (DETERMINED UNDER THE PRINCIPLES OF SECTION 856(A)(5) OF THE CODE) SHALL BE VOID AB INITIO, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES.  IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES.  IN ADDITION, THE COMPANY MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE.  FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED

TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO.  ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE COMPANY ON REQUEST AND WITHOUT CHARGE.  REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Section 3.6 No Brokers.  The Investor has not employed or made any agreement with any broker, finder or similar agent or any other Person which will result in the obligation of the Company or any of its Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

Except as set forth in this Article III, no Investor makes any representation or warranty of any kind, express or implied, and each of the Company, the Manager and PAC LP acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor and the Manager as set forth below in this Article IV, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date:

Section 4.1 Organization; Authority.  The Company has been duly incorporated and is validly existing under the laws of the jurisdiction of its formation, and has all requisite approvals, licenses, permits and corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.  The Company has made available (or caused to be made available) to the Investor a true and complete copy of each of the Charter and the By-laws, as amended through the date hereof.

Section 4.2Subsidiaries.  Each subsidiary of the Company has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization.  All the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable.

Section 4.3 Due Authorization.  The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action of the Company.  No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery and performance of this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.  The Company has authorized the issuance and delivery of the shares of Common Stock to the Investor in accordance with this Agreement.

Section 4.4 Consents and Approvals.  Except as required pursuant to federal and state securities laws and for approvals by the American Stock Exchange, each in connection with the IPO, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been obtained or satisfied prior to the Closing Date or the IPO Closing, as applicable.

Section 4.5 Non-Contravention.  None of the execution, delivery or performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will:  (a) result in a default (or an event that, with notice or lapse of time or both would become a default) under, or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit under, any agreement, document or instrument to which the Company or any of its subsidiaries or any of its or their properties or assets may be bound; (b) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its subsidiaries or any of its or their properties or assets, except as to clauses (a) and (b) for such events that would not reasonably be expected to result in a Material Adverse Effect; or (c) result in a breach of any of the terms, conditions or provisions of the By-laws and Charter.  No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default in any material respect under any such agreement, document or instrument to which the Company or any of its subsidiaries or any of its or their properties or assets may be bound or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound.

Section 4.6 REIT Status.  At the effective time of the IPO and the Closing Date, the Company shall be organized so as to qualify as a REIT within the meaning of Section 856 of the Code.  At the effective time of the IPO and the Closing Date, the Company shall have operated in a manner that will allow it to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2011.

Section 4.7 Investment Company.  The Company is not, and following the Closing will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.8 Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (a) 400,066,666 shares of Common Stock, and (b) 15,000,000 shares of Preferred Stock. The Common Stock and the Preferred Stock are collectively referred to as the “Company Securities.”  As of the date hereof, the issued and outstanding securities of the Company consist solely of 36,666 shares of Common Stock, and no shares of Preferred Stock.  As of the date hereof, all the issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.  The Common Stock issuable in accordance with the terms of this Agreement will at the time of the Closing, be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Section 4.9 No Litigation.  As of the date hereof, there is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company’s knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses that, if adversely determined (individually or in the aggregate) has had or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, liabilities, prospects, profits, financial condition or results of operations (financial or otherwise) of the Company and its subsidiaries (including PAC LP) taken as a whole, or (b) the ability of the Company, the Manager or PAC LP to execute or deliver, or perform its obligations under, this Agreement, the other documents executed pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby (either of (a) or (b), a “Material Adverse Effect”).  As of the date hereof, neither the Company nor any subsidiary of the Company is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

Section 4.10 No Prior Business. Since the date of its incorporation, the Company has not conducted any business, nor has it incurred any material liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with its formation, the proposed IPO, the proposed acquisition of real property and the transactions contemplated by this Agreement.

Section 4.11 No Broker.  None of the Company, its Affiliates and any of their respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any other Person which will result in the obligation of the Company or any of its Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article IV, the Company does not make any representation or warranty of any kind, express or implied, and the Investor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE MANAGER

The Manager represents and warrants to the Company, PAC LP and the  Investor as set forth below in this Article V, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date:

Section 5.1 Organization; Authority.  The Manager is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite limited liability company power and authority and all approvals, licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.  The Company has made available to the Investor a true and complete copy of the Manager LLCA, as amended through the date hereof.

Section 5.2 Due Authorization.  The execution, delivery and performance of this Agreement by the Manager have been duly and validly authorized by all necessary action of the Manager.  No other limited liability company action (including member approval) is necessary to authorize such execution, delivery and performance of the this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 5.3 Consents and Approvals.  No consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Manager in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been obtained or satisfied prior to the Closing Date or the IPO Closing, as applicable.

Section 5.4 Non-Contravention.  None of the execution, delivery or performance of this Agreement by the Manager and the consummation by the Manager of the subscription transactions contemplated hereby will:  (a) result in a default (or an event that, with notice or lapse of time or both would become a default) under, or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit under, any agreement, document or instrument to which the Company or any of its properties or assets may be bound; (b) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets, except as to clauses (a) and (b) for such events that would not reasonably be expected to result in a Material Adverse Effect; or (c) result in a breach of any of the terms, conditions or provisions of the Manager LLCA.  No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default in any material respect under any such agreement, document or instrument to which the Manager or any of its subsidiaries or any of its or their properties or assets may be bound or in any license, permit or authorization to which the Manager or any subsidiary is a party or by which any of them may be bound.

Section 5.5 No Litigation.  As of the date hereof, there is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Manager’s knowledge, threatened against or affecting the Manager or any subsidiary or any of their respective properties, assets or businesses that, if adversely determined, would have a material adverse effect on (i) the business, properties, assets, liabilities, prospects, profits, financial condition or results of operations (financial or otherwise) of the Manager, or (ii) the ability of the Manager to execute or deliver, or perform its obligations under, this Agreement and the other documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.  As of the date hereof, neither the Manager nor any subsidiary of the Manager is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

Section 5.6 No Broker.  None of the Manager, its Affiliates and any of their respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any other Person which will result in the obligation of the Manager or any of its Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article V, the Manager does not make any representation or warranty of any kind, express or implied, and the Company, PAC LP and the Investor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PAC LP

PAC LP represents and warrants to the Investor, the Company and the Manager as set forth below in this Article VI, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date:

Section 6.1 Organization; Authority.  PAC LP has been duly organized and is validly existing under the laws of the jurisdiction of its formation, and has all requisite approvals, licenses, permits and partnership power and authority to enter into this Agreement and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.  The Company has made available to the Investor a true and complete copy of the limited partnership agreement of the PAC LP, as amended through the date hereof.

Section 6.2 Due Authorization.  The execution, delivery and performance of this Agreement by PAC LP have been duly and validly authorized by all necessary partnership action of PAC LP.  This Agreement constitutes the legal, valid and binding obligation of PAC LP, enforceable against PAC LP in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 6.3 Consents and Approvals.  No consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by PAC LP in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been obtained or satisfied prior to the Closing Date or the IPO Closing, as applicable.

Section 6.4Non-Contravention.  None of the execution, delivery or performance of this Agreement by PAC LP and the consummation by PAC LP of the subscription transactions contemplated hereby will:  (a) result in a default (or an event that, with notice or lapse of time or both would become a default) under or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which PAC LP or any of its subsidiaries or any of its or their properties or assets may be bound; (b) violate or conflict with any judgment, order, decree, or law applicable to PAC LP or any of its subsidiaries or any of its or their properties or assets, except as to clauses (a) and (b) for such events that would not reasonably be expected to result in a Material Adverse Effect; or (c) result in a breach of any of the terms, conditions or provisions of, the PAC LPA.  No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default in any material respect under any such agreement, document or instrument to which PAC LP or any of its subsidiaries or any of its or their properties or assets may be bound or in any license, permit or authorization to which PAC LP or any subsidiary is a party or by which any of them may be bound.

Section 6.5 No Litigation.  As of the date hereof, there is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to PAC LP’s knowledge, threatened against or affecting PAC LP or any subsidiary or any of their respective properties, assets or businesses that, if adversely determined, would have a material adverse effect on (i) the business, properties, assets, liabilities, prospects, profits, financial condition or results of operations (financial or otherwise) of PAC LP, or (ii) the ability of PAC LP to execute or deliver, or perform its obligations under, this Agreement and the other documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.  As of the date hereof, neither PAC LP nor any subsidiary of PAC LP is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

Section 6.6 No Broker.  Neither PAC LP nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any other Person which will result in the obligation of the Investor or any of its respective Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article VI, PAC LP does not make any representation or warranty of any kind, express or implied, the Company, the Manager and the Investor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the Preamble.

 “Beneficial Owner”  has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and all correlative terms shall have a correlative meaning.

“Business Day” means a day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of New York are required or authorized to close.

“By-laws” means, as of a specified date, the Amended and Restated By-laws of the Company as in existence on such date.

“Charter” means, as of a specified date, Articles of Restatement and Amendment of the Company as in existence on such date.

“Closing” has the meaning set forth in Section 2.1

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Documents” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Securities” has the meaning set forth in Section 4.8(a).

“include”, “includes”, “including” and “such as” are to be construed as if followed by the phrase “without limitation”.

“Investor” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” means the date, time and place of the consummation of the IPO.

“IPO Registration Statement” means the registration statement filed in connection with the IPO.

“IPO Share Price” has the meaning set forth in Section 1.1.

“Manager” has the meaning set forth in the Preamble.

“Manager LLCA” means, as of a specified date, the limited liability company agreement of the Manager then in effect.

“Material Adverse Effect” has the meaning set forth in Section 4.9.

“Notice” has the meaning set forth in Section 7.14.

“Original Agreement ” has the meaning set forth in the Recitals.

“Person” or “person” means an individual, partnership, joint-stock company, corporation, limited liability company, trust, unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

“PAC LP” has the meaning set forth in the Preamble.

“PAC LPA” means, as of a specified date, the limited partnership agreement of the PAC LP then in effect.

“Registration Rights Agreement” has the meaning set forth in Section 2.4(b)

“Regulation D” has the meaning set forth in the Recitals.

“REIT” means a real estate investment trust.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Purchase Price” has the meaning set forth in Section 1.1(a).

“Transfer” means to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any securities described in this Agreement.

Section 7.2 Information.  The Company may request from the Investor such additional information as the Company reasonably may deem necessary to evaluate the eligibility of the Investor to acquire the Common Stock, and may request from time to time such information as the Company reasonably may deem necessary to determine the eligibility of the Investor to hold the Common Stock, or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

Section 7.3 Further Assurances.  The Investor and the Company shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 7.4 Counterparts.  This Agreement may be executed (including by facsimile transmission or other electronic signature) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.5 Governing Law.  This Agreement shall be governed by the internal laws of the State of New York, without regard to the choice of laws provisions thereof.

Section 7.6 Amendment; Waiver.  Any amendment hereof shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 7.7 Entire Agreement.  This Agreement (including any exhibits hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 7.8 Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party; provided, however, that a party may assign this Agreement to any of its affiliates.  No assignment permitted hereunder shall relieve the assigning party from its obligations under this Agreement.

Section 7.9 Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 7.10 No Third Party Beneficiaries.  No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person.

Section 7.11 Severability. If any provision of this Agreement, or the application thereof, is for any reason declared by any court or other judicial or administrative body of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

Section 7.12 Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on tax or legal advice or other advice from any other party to this Agreement, and that it has or will consult with its own tax, legal and other advisors.

Section 7.13 Survival of Representations.  It is the express intention and agreement of the parties hereto that the representations and warranties of the Investor, the Company, PAC LP and the Manager set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year following the Closing, after which such representations and warranties will have no further effect.

Section 7.14 Notice.  All notices, demands, approvals, consents and other communications provided for or permitted hereunder (each a “Notice”) shall be in writing and shall be sent by (a) registered or certified first-class mail (return receipt requested), (b) courier service, (c) personal delivery, or (d) telecopier (provided that, in the case of this clause (d), such Notice also is sent concurrently by another means specified above) as follows:

To the Company:

Preferred Apartment Communities, Inc.
3625 Cumberland Boulevard, Suite 400
Atlanta, GA 30339
Phone: (770) 818-4100
Facsimile: (770) 818-4105
Attn:  Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Facsimile: (212) 969-2900
Attention:  Peter M. Fass, Esq.
                    James P. Gerkis, Esq.

To the Manager:

Preferred Apartment Advisors, LLC
3625 Cumberland Boulevard, Suite 400
Atlanta, GA 30339
Phone: (770) 818-4100
Facsimile: (770) 818-4105
Attention:  Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Facsimile: (212) 969-2900
Attention:  Peter M. Fass, Esq.
                    James P. Gerkis, Esq.

TO PAC LP:

Preferred Apartment Communities Operating Partnership, L.P.

3625 Cumberland Boulevard, Suite 400
Atlanta, GA  30339
Phone: (770) 818-4100
Facsimile: (770) 818-4105
Attention:  Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Facsimile: (212) 969-2900
Attention:  Peter M. Fass, Esq.
                    James P. Gerkis, Esq.

To the Investor:

Williams Opportunity Fund, LLC
c/o Williams Realty Advisors, LLC
3625 Cumberland Boulevard, Suite 400
Atlanta, GA 30339
Phone: (770) 818-4100
Facsimile: (770) 818-4105
Attn:  Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Facsimile: (212) 969-2900
Attention:  Peter M. Fass, Esq.
                    James P. Gerkis, Esq.

Each Notice shall be deemed to have been duly given and effective upon actual receipt.  Any party may by Notice to the other parties given in accordance with this Section 7.14 designate another address or person for receipt of Notices hereunder.   If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 7.14 designate a new address for receipt of Notices hereunder.  For the avoidance of doubt, if a Notice given in accordance with this Section 7.14 to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

[signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PREFERRED APARTMENT COMMUNITIES, INC.

By:     /s/ John A. Williams
            John A. Williams
            President and Chief Executive Officer

PREFERRED APARTMENT ADVISORS, LLC

By:     /s/ John A. Williams
           John A. Williams
           President and Chief Executive Officer

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

By:     Preferred Apartment Communities, Inc.
    Its General Partner

By:     /s/ John A. Williams
John A. Williams
President and Chief Executive Officer

WILLIAMS OPPORTUNITY FUND, LLC

By:     Williams Opportunity Fund Manager, LLC
Its Manager

By:      Williams Realty Advisors, LLC
Its Manager

By:     /s/ John A. Williams
           John A. Williams
           Chief Executive Officer

Signature Page to Subscription Agreement

.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT